Marrone Bio Innovations, Inc. Reports Second Quarter 2018 Financial Results

Company Achieves Several Key Milestones, Continues International Expansion and Improves Gross Margins 850 Basis Points to 47.3%

DAVIS, Calif., August 14, 2018 - Marrone Bio Innovations, Inc. (“MBI” or the “Company”) (NASDAQ: MBII), a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets, has provided its financial results for the second quarter ended June 30, 2018.

Management Commentary

“We have continued to make solid operational progress, highlighted by our submission of MBI-014 bioherbicide to the EPA in August of 2018, continued excellent progress on international trials and submissions, and our support of growers in the burgeoning Cannabis market through the launch and approval of the CG brand of Regalia, Venerate and Grandevo,” said Dr. Pam Marrone, Founder and CEO of Marrone Bio Innovations. “As California and Colorado do not allow the use of chemical pesticides on Cannabis, biopesticides are uniquely positioned in this market.

“We also continued to expand our reach both internationally—through a new partnership with Lidorr Chemicals in Israel and a forthcoming partnership in Vietnam —and domestically, through the expansion of our sales team into Idaho and eastern Washington.

“Our research and development and manufacturing initiatives continue to bear fruit, driving significant margin improvements, as evidenced by our 850 basis point increase in gross margins to 47.3% in the second quarter.

“The progress we’ve continued to make internally and with customers has put us in a strong position to execute upon our business plan and create long-term shareholder value.”

Q2 2018 Financial Summary

●	Revenues in the second quarter of 2018 totaled $5.8 million, compared to $6.5 million in the second quarter of 2017.
●	Due to the adoption of the ASC 606 accounting standard (Revenue From Contracts With Customers), 2018 over 2017 reported revenues are not strictly an apples to apples comparison.
●	Gross margins in the second quarter of 2018 increased 850 basis points to 47.3%, compared to 38.8% in the second quarter of 2017.
●	Operating expenses in the second quarter of 2018 totaled $7.2 million, compared to $7.9 million in the second quarter of 2017.
●	Net loss in the second quarter of 2018 improved to $4.8 million, compared to a net loss of $7.4 million in the second quarter of 2017.
●	Cash and cash equivalents, including restricted cash totaled $24.9 million on June 30, 2018 and $16.8 million on March 31, 2018. In April 2018, the Company raised net proceeds of $12.7 million though the sale of common stock.

Recent Operational Highlights

●	Submission of MBI-014 bioherbicide to the EPA.
●	Successful field trials and an on-farm demo with EnnobleTM (MBI-601) biofumigant in organic strawberry, resulting in an estimated increase in profit of $3000/acre.
●	Launched new CG brand of highly effective biological solutions for crop protection and plant health in cannabis and home gardens. Use of Regalia CG, Grandevo CG and Venerate CG has been cleared by several key states for use on cannabis.
●	Expanded MBI’s international distribution network through a new deal with Lidorr Chemicals in Israel.
●	Launched Amplitude, a new biological fungicide for the row crop market.
●	Received positive field trial data with Regalia on coffee, onions, tomato, sugarcane and citrus in international trials, as well as on fire blight in U.S. apples.
●	Grandevo and Venerate excelled in trials in Mexico, Chile and South Africa, while the first European trial results for Majestene came back positive.
●	Joined the Russell 2000 Index after the market closed on June 22, 2018.

Conference Call and Webcast

Management will host an investor conference call today at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss Marrone Bio Innovation’s second quarter 2018 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Q2 2018 Conference Call and Webcast

Date: Tuesday, August 14, 2018

Time: 1:30 p.m. Pacific time (4:30 p.m. Eastern time)

U.S. Dial-in: 1-888-254-3590

International Dial-in: 1-323-994-2093

Conference ID: 2331262

Webcast: http://public.viavid.com/index.php?id=130779

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through September 14, 2018. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 2331262. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: MBII Q2 2018 Webcast.

About Marrone Bio Innovations

Marrone Bio Innovations, Inc. (NASDAQ: MBII) strives to lead the movement to more sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies to rapidly develop seven effective and environmentally responsible pest management products to help customers operate more sustainably while uniquely improving plant health and increasing crop yields. Supported by a robust portfolio of over 400 issued and pending patents around its superior natural product chemistry, MBI’s currently available commercial products are Regalia®, Grandevo®, Venerate®, Majestene®, Haven® Stargus® and Amplitude™, Zelto® and Zequanox®.

Marrone Bio Innovations is dedicated to pioneering smart biopesticide solutions that support a better tomorrow for both farmers, turf managers and consumers around the globe. For more information, please visit www.marronebio.com.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the strength of the Company’s position for executing on its business plan and increasing shareholder value, and the potential benefits of the Company’s products. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing MBI’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse decisions by regulatory agencies and other relevant third parties. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contacts:

Pam Marrone, CEO and Founder

Jim Boyd, CFO

Telephone: +1 (530) 750-2800

Email: Info@marronebio.com

Investor Relations:

Greg Falesnik

Managing Director

MZ Group – MZ North America

Main: 949-385-6449

MBII@mzgroup.us

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

	JUNE 30,	DECEMBER 31,
	2018	2017
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$23,250	$786
Restricted cash, current portion	46	487
Accounts receivable	4,722	3,785
Inventories, net	9,181	9,827
Deferred cost of product revenues	3	3,063
Prepaid expenses and other current assets	766	1,170
Total current assets	37,968	19,118
Property, plant and equipment, net	15,275	16,016
Restricted cash, less current portion	1,560	1,560
Other assets	337	219
Total assets	$55,140	$36,913
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,486	$3,800
Accrued liabilities	5,986	8,189
Accrued interest due to related parties	—	1,622
Deferred revenue, current portion	356	6,193
Derivative liability	—	674
Debt, current portion	2,608	1,524
Total current liabilities	10,436	22,002
Deferred revenue, less current portion	2,669	2,046
Debt, less current portion	11,929	24,407
Debt due to related parties	7,300	37,822
Other liabilities	843	1,287
Total liabilities	33,177	87,564
Commitments and contingencies (Note 9)
Stockholders’ equity (deficit):
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at June 30, 2018 and December 31, 2017	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 110,473 and 31,351 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	1	—
Additional paid in capital	292,985	214,921
Accumulated deficit	(271,023)	(265,572)
Total stockholders’ equity (deficit)	21,963	(50,651)
Total liabilities and stockholders’ equity (deficit)	$55,140	$36,913

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2018	2017	2018	2017
Revenues:
Product	$5,637	$6,418	$9,861	$10,514
License	115	58	215	116
Total revenues	5,752	6,476	10,076	10,630
Cost of product revenues	3,030	3,966	5,272	6,245
Gross profit	2,722	2,510	4,804	4,385
Operating Expenses:
Research, development and patent	2,493	2,853	5,027	5,297
Selling, general and administrative	4,720	5,073	9,744	10,416
Total operating expenses	7,213	7,926	14,771	15,713
Loss from operations	(4,491)	(5,416)	(9,967)	(11,328)
Other income (expense):
Interest expense	(340)	(869)	(1,459)	(1,505)
Interest expense, related parties	(17)	(1,085)	(451)	(2,159)
Change in fair value of financial instruments	—	—	(5,177)	—
Loss on extinguishment of debt, net	—	—	(303)	—
Gain on extinguishment of debt, related party	—	—	9,622	—
Other income (expense), net	4	(15)	(27)	(22)
Total other income (expense), net	(353)	(1,969)	2,205	(3,686)
Net loss	$(4,844)	$(7,385)	$(7,762)	$(15,014)

Basic and diluted net loss per common share:	$(0.04)	$(0.25)	$(0.08)	$(0.55)
Weighted-average shares outstanding used in computing basic and diluted net loss per common share:	108,647	29,401	91,713	27,070

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	SIX MONTHS ENDED JUNE 30,
	2018	2017
Cash flows from operating activities
Net loss	$(7,762)	$(15,014)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	983	1,034
Gain on disposal of equipment	—	(4)
Share-based compensation	873	1,169
Non-cash interest expense	722	730
Change in fair value of financial instruments	5,177	—
Loss on extinguishment of debt, net	303	—
Gain on extinguishment of debt, related party, net	(9,622)	—
Net changes in operating assets and liabilities:
Accounts receivable	(937)	(2,202)
Inventories	646	118
Prepaid Expenses and other assets	163	738
Deferred cost of product revenues	2	(722)
Accounts payable	(2,192)	1,595
Accrued and other liabilities	(1,692)	1,242
Accrued interest due to related parties	(1,614)	(22)
Deferred revenue	—	1,507
Net cash used in operating activities	(14,950)	(9,831)
Cash flows from investing activities
Purchases of property, plant and equipment	(478)	(160)
Net cash used in investing activities	(478)	(160)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	34,496	8,223
Proceeds from issuance of debt	2,000	—
Proceeds from secured borrowings	9,754	6,151
Repayments in secured borrowings	(8,670)	(3,281)
Repayment of debt	(129)	(134)
Repayment of capital leases	—	(352)
Exercise of stock options	—	17
Net cash provided by financing activities	37,451	10,624
Net increase in cash and cash equivalents and restricted cash	22,023	633
Cash and cash equivalents and restricted cash, beginning of period	2,833	12,613
Cash and cash equivalents and restricted cash, end of period	$24,856	$13,246

Supplemental disclosure of cash flow information
Cash paid for interest	$2,481	$2,938
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$236	$7
Financing costs in accounts payable	—	$215
Embedded derivative liability associated with bridge loan	$573	$—
Conversion of debt to equity	$10,000	$—
Conversion of bridge loan (convertible note) to equity	$6,000	$—
Conversion of debt, related party to equity	$35,000	$—
Conversion of accrued liabilities into equity associated with the granting of restricted stock units	$205	$—